Exhibit 10.2

OFFICER AGREEMENT

THIS AGREEMENT is made and entered into effective as of March 2, 2023 (the "Effective Date"), by and between UPAY, Inc., a Nevada corporation (the "Company") and Randall F Greene ("Officer").

1.         Term. This Agreement shall continue for a period of 12 months from the Effective Date, which is March 1, 2023, through February 29, 2024. The Parties may negotiate an extension to the term, which will require an addendum to this Agreement.

2.         Position and Responsibilities

(a)       Position. As Chief Operations Officer (COO) of the Company, the Officer will perform such duties and responsibilities as are customarily related to such position as COO in accordance with Company's bylaws, Code of Ethics, and applicable law, including, but not limited to, assisting the Company in the following: (a) identifying and assessing potential acquisitions for the Company and setting up meetings with same; (b) assisting in the Company's Regulation A filing if pursued; (c) advise and assist the Company on its public company and business strategy (d) represent the Company as COO as needed and assist the company to establish its business presence in the US, (e) assist the Company with opening any bank accounts that the Company may need to conduct business (f) establish business relationships with service providers and establish other business relationships to the benefit of the Company (the "Services"). Officer hereby agrees to use his best efforts to provide the Services. Officer shall not allow any other person or entity to perform any of the Services for or instead of Officer. Officer shall comply with the Company's Bylaws, Code of Ethics, any statutes, rules, regulations and orders of any governmental or quasi-governmental authority, which are applicable to the Company and the performance of the Services, and Company's rules, regulations, and practices as they may from time-totime be adopted or modified.

(b)       Other Activities. Officer may also be employed by another company, may serve on other Boards of Directors or Advisory Boards, and may engage in any other business activity (whether or not pursued for pecuniary advantage), as long as such outside activities do not violate Officer's obligations under this Agreement or Officer's fiduciary obligations to the Company's shareholders. Officer represents that Officer has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement, and Officer agrees to use his best efforts to avoid or minimize any such conflict and agrees not to enter into any agreement or obligation that could create such a conflict without the approval of a majority of the Board of Directors. If, at any time, Officer is required to make any disclosure or take any action that may conflict with any of the provisions of this Agreement, Officer will promptly notify the Board of such obligation, prior to making such disclosure or taking such action.

(c)       No Conflict. Officer will not engage in any activity that creates an actual or perceived conflict of interest with the Company, regardless of whether such activity is prohibited by Company's conflict of interest guidelines or this Agreement, and Officer agrees to notify the Board of Directors before engaging in any activity that could reasonably be assumed to create a potential conflict of interest with Company. Notwithstanding the provisions of Section 2 hereof, Officer shall not engage in any activity that is in direct competition with the Company or serve in any capacity (including, but not limited to, as an employee, consultant, advisor or director) in any company or entity that competes directly or indirectly with the Company.

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3.       Compensation/Expenses. In consideration of the services to be rendered as COO under this Agreement, Company shall pay Officer a total of 700,000 (Seven hundred thousand) UPAY shares (the "Shares"), in return for Officer serving a 3 year service term. The shares will be vested quarterly in arrears for each quarter of service provided and the issuance of the amount of shares vested each quarter will be done quarterly for each quarter served, only after shares have vested every quarter. Shares will be vested in twelve equal quarterly payments of 58,333 shares per quarter. There is a 3-year lockup upon the Shares, which lockup begins upon receipt of each 58,333 share issuance to the Officer. Any tax implication as a result of the compensation made to the Officer, will be for the account of the Officer.

The Company shall reimburse Officer for all reasonable business expenses incurred in the performance of the Services in accordance with CompanVs expense reimbursement guidelines. The Officer shall be responsible for advising the Company of the amount of anticipated expenses, which will require the Board's prior approval.

4.         Termination.

(a)       Right to Terminate. At any time, the Officer may be removed as Officer by majority vote of the Board as provided in the Company's Articles of Incorporation, as amended, bylaws, as amended, and applicable law. Officer may resign as provided in Company's Articles of Incorporation, as amended, bylaws, as amended, and applicable law.

(b)       Effect of Termination as Officer. Upon Officer's termination this Agreement will terminate; Company shall pay to Officer all compensation and expenses to which Officer is entitled up through the date of termination; and Officer shall be entitled to his rights under any other applicable law. Thereafter, all of Company's obligations under this Agreement shall cease.

5.         Termination Obligations. Officer agrees that all property, including, without limitation, all equipment, tangible proprietary information, documents, records, notes, contracts, and computer-generated materials provided to or prepared by Officer incident to the Services and his membership on the Company's Board of Directors or any committee therefore the sole and exclusive property of the Company and shall be promptly returned to the Company at such time as the Officer is no longer an Officer of the Company.

6.         Nondisclosure Obligations. Officer shall maintain in confidence and shall not, directly or indirectly, disclose or use, either during or after the term of this Agreement, any Proprietary Information (as defined below), confidential information, or trade secrets belonging to Company, whether or not it is in written or permanent form, except to the extent necessary to perform the Services, as required by a lawful government order or subpoena, or as authorized in writing by Company. These nondisclosure obligations also apply to Proprietary Information belonging to customers and suppliers of Company, and other third parties, learned by Officer as a result of performing the Services. "Proprietary Information" means all information pertaining in any manner to the business of Company, unless (i) the information is or becomes publicly known through lawful means; (ii) the information was part of Officer's general knowledge prior to his relationship with Company; or (iii) the information is disclosed to Officer without restriction by a third party who rightfully possesses the information and did not learn of it from Company.

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7.         Dispute Resolution

(a)        Jurisdiction and Venue. The parties agree that any suit, action, or proceeding between Officer and Company (and its affiliates, shareholders, directors, officers, employees, members, agents, successors, attorneys, and assigns) relating to this Agreement shall be brought in either the United States District Court for the State of Florida or in a Florida state court and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. If any one or more provisions of this Section shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

(b)       Attorneys' Fees. Should any litigation, arbitration or other proceeding be commenced between the parties concerning the rights or obligations of the parties under this Agreement, the party prevailing in such proceeding shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for its attorneys' fees in such proceeding. This amount shall be determined by the court in such proceeding or in a separate action brought for that purpose. In addition to any amount received as attorneys' fees, the prevailing party also shall be entitled to receive from the party held to be liable, an amount equal to the attorneys' fees and costs incurred in enforcing any judgment against such party. This Section is severable from the other provisions of this Agreement and survives any judgment and is not deemed merged into any judgment.

8.         Entire Agreement. This Agreement constitutes the entire understanding between the parties hereto superseding all prior and contemporaneous agreements or understandings among the parties hereto concerning the Agreement.

9.         Amendments; Waivers. This Agreement may be amended, modified, superseded or canceled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties or, in the case of a waiver, by the party to be charged.

10.       Assignment. This Agreement shall not be assignable by either party.

11.       Severability. If any provision of this Agreement shall be held by a court to be invalid, unenforceable, or void, such provision shall be enforced to fullest extent permitted by law, and the remainder of this Agreement shall remain in full force and effect. In the event that the time period or scope of any provision is declared by a court of competent jurisdiction to exceed the maximum time period or scope that such court deems enforceable, then such court shall reduce the time period or scope to the maximum time period or scope permitted by law.

12.       Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

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13.       Interpretation. This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party. Captions are used for reference purposes only and should be ignored in the interpretation of the Agreement.

14.       Binding Agreement. Each party represents and warrants to the other that the person(s) signing this Agreement below has authority to bind the party to this Agreement and that this Agreement will legally bind both Company and Officer. To the extent that the practices, policies, or procedures of Company, now or in the future, are inconsistent with the terms of this Agreement, the provisions of this Agreement shall control. Any subsequent change in Officer's duties or compensation as Officer will not affect the validity or scope of the remainder of this Agreement.

15.       Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

16.       Date of Agreement. The parties have duly executed this Agreement as of the date first written above.

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